Exhibit 4.c

AMENDMENT NO. 2

Dated as of February 13, 2012

to

CREDIT AGREEMENT

Dated as of June 21, 2010

THIS AMENDMENT NO. 2 (“Amendment”) is made as of February 13, 2012 by and among Masco Corporation, a Delaware corporation (the “Company”), Masco Europe S.à.r.l., a wholly-owned Subsidiary of the Company organized as a société à responsabilité limitée under the laws of the Grand Duchy of Luxembourg (the “Foreign Subsidiary Borrower”; the Company and the Foreign Subsidiary Borrower being referred to collectively as the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Credit Agreement dated as of June 21, 2010 by and among the Borrowers, the financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent (as amended by that certain Amendment No. 1, dated February 11, 2011, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to make certain amendments to the Credit Agreement;

WHEREAS, the parties hereto have agreed to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to enter into this Amendment.

1. Amendments to Credit Agreement. Upon satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows, which amendments shall be deemed to be effective and applicable as of December 31, 2011:

(a) Section 5.07(a) of the Credit Agreement is hereby restated in its entirety as follows:

(a) Minimum Interest Coverage Ratio. The Company will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Consolidated Subsidiaries to be less than (i) 2.25 to 1.00 with respect to each fiscal quarter ending on or after June 30, 2010 through and including the fiscal quarter ending on December 31, 2012 and (ii) 2.50 to 1.00 with respect to each fiscal quarter thereafter.

(b) Section 5.07(b) of the Credit Agreement is hereby restated in its entirety as follows:

(b) Maximum Debt to Capitalization. At no time will the ratio of (i) Consolidated Debt to (ii) the sum of (x) Consolidated Debt and (y) Consolidated Adjusted Net Worth exceed 65%; provided, however, that for the purposes of the limitations provided in, and computations under, this Section 5.07(b), “Debt” shall not include (a) with respect to the Company, any Refunding Debt of the Company to the extent that and for so long as such Debt constitutes Refunding Debt, and (b) with respect to any Subsidiary, any Debt of such Subsidiary (including any Refunding Debt) to the extent that and for so long as such Debt is exempt from the incurrence test in Section 5.08(a) as a result of the application of Section 5.08(b); provided, further, that when determining Consolidated Adjusted Net Worth for purposes of clause (ii) above, the Company shall be entitled to add back, without duplication, the sum of:

(s)	up to $186,000,000 in the aggregate of Specified Add-Backs attributable to the period from January 1, 2009 through and including March 31, 2010,

plus (t)	up to $21,700,000 in the aggregate of Specified Add-Backs attributable to the period from April 1, 2010 through and including September 30, 2010,

plus (u)	up to $593,000,000 of non-cash charges constituting the after-tax amount of impairment of goodwill for the fiscal quarter ending December 31, 2010,

plus (v)	up to $371,000,000 of Specified Income Tax Expense Add-Backs for the fiscal quarter ended December 31, 2010,

plus (w)	up to $500,000,000 of Specified Add-Backs for the fiscal year ended December 31, 2011,

plus (x)	up to $94,000,000 of Specified Income Tax Expense Add-Backs for the fiscal year ended December 31, 2011, and

plus (y)	up to $250,000,000 in the aggregate of Specified Add-Backs and Specified Income Tax Expense Add-Backs from and after January 1, 2012,

and the Company shall be required to subtract:

(z)	from and after January 1, 2011, the amount of any and all reversals of any valuation allowance adjustment added to Consolidated Adjusted Net Worth as Specified Income Tax Expense Add-Backs pursuant to clauses (v), (x) or (y) above to the extent that such a reversal is applied to reduce the Company’s income tax expense; provided that the aggregate amount of all such subtractions during the term of this Agreement shall not exceed the actual aggregate amount added to Consolidated Adjusted Net Worth on account of Specified Income Tax Expense Add-Backs pursuant to clauses (v), (x) and (y) above.

For purposes of this Section 5.07(b):

(1)”Specified Add-Backs” shall mean and include the following: (i) non-cash charges constituting impairment of goodwill and other intangible assets; (ii) non-cash charges

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constituting impairment of financial investments of the type set forth in Note E of the Company’s 2008 Form 10-K; (iii) non-cash charges related to discontinued operations; and (iv) any non-cash net reduction to accumulated other comprehensive income (other than reductions related to pensions, post-retirement benefits and similar retirement adjustments) from the amount reflected on the December 31, 2008 balance sheet of the Company.

(2) “Specified Income Tax Expense Add-Backs” shall mean and include non-cash income tax expense related to a valuation allowance adjustment on the Company’s U.S. deferred tax assets.

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Required Lenders and the Administrative Agent, and (b) the Borrowers shall have paid all other fees and expenses owing in connection with this Amendment and the other Loan Documents.

3. Representations and Warranties of the Borrower. Each Borrower hereby represents and warrants as follows:

(a) The execution, delivery and performance by such Borrower of this Amendment and the Credit Agreement, as amended hereby, are within such Borrower’s respective corporate or other like powers, have been duly authorized by all necessary corporate or other like action, require no action by or in respect of, or filing with, any Governmental Authority (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or other constitutive documents of such Borrower or of (i) any material agreement, indenture or instrument binding upon such Borrower (which, for the avoidance of doubt, shall be deemed to include any agreement, indenture or instrument evidencing Material Obligations), or (ii) any material judgment, injunction, order, decree or other instrument binding upon such Borrower, or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

(b) This Amendment and the Credit Agreement, as amended hereby, have been duly executed and delivered by such Borrower and constitute legal, valid and binding obligations of such Borrower, enforceable against such party in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

(c) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof, unless specifically stated to have been made on a previous date, in which case such representation and warranty shall be true and correct in all material respects as of such date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

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(b) Except as specifically amended above, the Credit Agreement (including, without limitation, the Company’s guaranty of the obligations of the Foreign Subsidiary Borrower incorporated therein) and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

MASCO CORPORATION, as a Borrower

By	/S/ JOHN G. SZNEWAJS
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer & Chief Financial Officer

MASCO EUROPE S.À.R.L., as a Borrower

By	/S/ JOHN G. SZNEWAJS
	Name:	John G. Sznewajs
	Title:	Manager

By	/S/ JERRY W. MOLLIEN
	Name:	Jerry W. Mollien
	Title:	Manager

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Swingline Lender, as the Principal Issuing Bank and as Administrative Agent

By	/S/ KRYS SZREMSKI
	Name:	Krys Szremski
	Title:	Vice President

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

CITIBANK, N.A., as a Lender

By	/S/ NICHOLAS D. PATEROS
	Name:	Nicholas D. Pateros
	Title:	Vice President

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

Deutsche Bank AG New York Branch, as a Lender,

By	/S/ EDWARD D. HERKO
	Name:	Edward D. Herko
	Title:	Director

By	/S/ MING K. CHU
	Name:	Ming K. Chu
	Title:	Vice President

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

ROYAL BANK OF CANADA, as a Lender

By	/S/ MEREDITH MAJESTY
	Name:	Meredith Majesty
	Title:	Authorized Signatory

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

Wells Fargo Bank, N.A, as a Lender

By	/S/ JAMES SALMON
	Name:	James Salmon
	Title:	Vice President

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

PNC Bank, National Association, as a Lender

By	/S/ RICHARD C. HAMPSON
	Name:	Richard C. Hampson
	Title:	SVP

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

Bank of America N.A., as a Lender

By	/S/ JB MEANOR
	Name:	JB Meanor
	Title:	Director

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

Commerzbank AG, New York and Grand Cayman Branches, as a Lender

By	/S/ PATRICK HARTWEGER
	Name:	Patrick Hartweger
	Title:	Managing Director

By	/S/ MICHAEL W. RAVELO
	Name:	Michael W. Ravelo
	Title:	Vice President

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

Fifth Third Bank, an Ohio Banking Corporation, as a Lender

By	/S/ BRIAN JELINSKI
	Name:	Brian Jelinski
	Title:	Vice President

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

U.S.BANK, NA, as a Lender

By	/S/ MARY ANN KLEMM
	Name:	Mary Ann Klemm
	Title:	Vice President

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

THE NORTHERN TRUST COMPANY, as a Lender

By	/S/ PHILLIP MCCAULAY
	Name:	Phillip McCaulay
	Title:	Vice President

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

Nordea Bank Finland Plc, New York Branch, as a Lender,

New York, February 9, 2012

By	/S/ MOGENS R. JENSEN
	Name:	Mogens R. Jensen
	Title:	Senior Vice President

By	/S/ CHRISTER SVARDH
	Name:	Christer Svardh
	Title:	First Vice President

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

THE BANK OF NEW YORK MELLON, as a Lender

By	/S/ JOHN T. SMATHERS
	Name:	John T. Smathers
	Title:	First Vice President

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By	/S/ VICTOR PIERZCHALSKI
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010

KBC Bank NV, as a Lender

By	/S/ KATHERINE S. MCCARTHY
	Name:	Katherine S. McCarthy
	Title:	Director

By	/S/ THOMAS R. LALLI
	Name:	Thomas R. Lalli
	Title:	Managing Director

Signature Page to Amendment No. 2

Masco Corporation

Credit Agreement dated as of June 21, 2010